EXHIBIT 2

RESOLUTIONS OF THE BOARD OF DIRECTORS OF
LOGAN RESOURCES LTD.
(THE “COMPANY”)

The undersigned, being all the directors of the Corporation, hereby consent to and adopt in writing the following resolutions to have the same force and effect as if they had been passed at a meeting of the directors of the Corporation.

WHEREAS:

A.                                   On February 1, 2005, the Company issued 1,666,667 share purchase warrants to an investor listed on Schedule “A” hereto, which were exercisable at $0.40 per share until February 1, 2006 (the “Warrants”);

B.                                     The Company wishes to extend the term of the warrants for six months; and

C.                                     F. Charles Vickers has declared his indirect interest as an officer of the holder of the Warrant, in accordance with the Business Corporations Act (British Columbia).

BE IT RESOLVED THAT:

1.                                       The term of the Warrants be extended for a period of six months until August 1, 2006, subject to TSX Venture Exchange approval;

2.                                       Any one Director or Officer of the Company be authorized to approve and execute the TSX Form 4D and to do such acts and to execute and deliver such further documents as may be required in order to complete the transaction.

DATED at Vancouver, BC this 18th day of January, 2006.

I hereby disclose that I have a disclosable interest in the transaction which is the subject of item 1 above as it relates to me, as far as I am a director of the Company. I consent to such resolution except insofar as the resolution relates to that part of the transaction in which I have a disclosable interest.

/s/ F. Charles Vickers
F. Charles Vickers

Signed by the Board of Directors

/s/ Seamus Young	/s/ Judith T. Mazvihwa
Seamus Young	Judith T. Mazvihwa

/s/ F. Charles Vickers
Peter F. Cummings	F. Charles Vickers

Clifford Frame

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 1, 2005.

WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JUNE 1, 2005.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE UNTIL 4:30 P.M. (PACIFIC TIME) ON FEBRUARY 1, 2006, AFTER WHICH TIME THEY WILL EXPIRE AND BE OF NO FURTHER FORCE AND EFFECT OR VALUE.

No. 01/05-01	1,666,667 Warrants

WARRANT CERTIFICATE

LOGAN RESOURCES LTD.

#720, 475 Howe Street,
Vancouver, BC  V6C 2B3

(the “Issuer”)

THIS CERTIFIES that, for value received:

BMO Nesbitt Burns, Acct. 41022666, One First Canadian Place, 48th Floor, Toronto, ON, M5X 1H3

(hereinafter referred to as the “Holder”)

is the registered holder of that number of Warrants set forth above. The Holder agrees to comply with all applicable securities laws in connection with the holding and exercise of the Warrants and, as applicable, the purchase, holding and resale of the common shares (the “Shares”) in the capital of the Issuer issuable on exercise of the Warrants.

THE WARRANTS ARE NON-TRANSFERABLE.

Warrant Exercise Terms

Subject to adjustment or acceleration as herein provided, each Warrant shall entitle the Holder thereof to purchase one Share, as constituted on February 1, 2005, at a price of $0.40 per Share until 4:30 pm (Pacific Time) on February 1, 2006 (the “Expiry Date”).

Notwithstanding anything contained herein to the contrary, this Warrant shall not be exercisable by the Holder, in whole or in part, and the Issuer shall not give effect to any such exercise of this Warrant, if, after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Issuer which is eighteen percent (18%) or greater of the total issued and outstanding voting securities of the Issuer, immediately after giving effect to such exercise.

Warrant Exercise Procedure

The Warrants may be exercised by surrendering to the Issuer:

1.                                       this Warrant Certificate, and

2.                                       the Subscription Form attached as Schedule “A” hereto, duly completed and executed, and

3.                                       a certified cheque or money order made payable to the Issuer in the aggregate amount of the exercise price,

and delivered or mailed to Computershare Trust Company of Canada, 2nd Floor, 510 Burrard Street, Vancouver, BC V6C 3B9, or such other office or agency of the Issuer as it may designate by notice in writing delivered to the Holder at the address stated above, and received not later than 4:30 pm (Pacific Time) on the Expiry Date.

Upon the due exercise of the Warrants, the Issuer shall issue or cause to be issued the requisite number of Shares to be issued to the Holder pursuant to said exercise, registered in the name of the Holder or such other person as may be requested by the Holder, and each such person shall become the holder of such Shares with effect from the date of such exercise. If Shares are to be issued to a person other than the Holder, the Holder’s signature on the Subscription Form must be guaranteed by a Canadian chartered bank, a Canadian trust company or a member firm of the TSX Venture Exchange.

The Issuer will cause the certificates representing such Shares to be mailed to the address(es) specified in the Subscription Form or, in the absence of such instructions, to the Holder at the address stated above, within ten business days of the exercise of the Warrants.

Upon the exercise of a Warrant, all rights under the Warrant, other than the right to receive certificates representing the Shares to which the Holder is entitled on such exercise, shall wholly cease and terminate and such Warrants shall be void and of no further effect or value.

Partial Exercise, Exchange and Replacement of Certificates

The Warrants represented by this Warrant Certificate may be exercised in whole or in part from time to time. If the Warrants are exercised in part, the Issuer shall deliver, with the Shares issued pursuant to such exercise, a revised Warrant Certificate representing the balance of the Warrants remaining unexercised.

This Warrant Certificate may be exchanged, upon its surrender to the Issuer and payment of such administration fee as the Issuer may require, for new Warrant Certificates of like tenor in denominations which in the aggregate represent the right to subscribe for and receive the number of Shares which may be subscribed for hereunder.

If this Warrant Certificate is lost, stolen, mutilated or destroyed, the Issuer may on such terms as it may in its discretion impose, including but not limited to the payment of any administration fee and the provision of any indemnity by the Holder, issue and countersign a new Warrant Certificate of like tenor, denomination and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

All Warrants shall rank pari passu, notwithstanding the actual date of issue thereof.

Holding of Warrants

The Issuer may treat the Holder as the absolute owner of the Warrants represented hereby for all purposes, and the Issuer shall not be affected by any notice or knowledge to the contrary except where the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Issuer or entitle the Holder to any right or interest in respect of any Shares except as herein expressly provided.

Resale Restrictions and Legending of Certificates

The Warrants are being issued pursuant to an exemption (an “Exemption”) from the registration and prospectus requirements of applicable securities law. As a result of the Issuer’s reliance on such Exemption, the Warrants and the Shares (collectively, the “Securities”) are subject to restrictions on transferability and resale contained in applicable securities laws, as well as any restrictions on transferability and resale imposed by the TSX Venture Exchange or other market over which any securities of the Issuer may be traded (collectively, an “Exchange”). The Securities may not be sold or otherwise transferred unless the sale or transfer is made in accordance with the provisions of all applicable securities laws and Exchange requirements.

In the event that any of the Securities are subject to a hold period, or any other restrictions on transferability and resale, the Issuer may place a legend on the certificates representing the Securities as may be required under applicable securities laws or Exchange requirements.

Capital Adjustments

If at any time after the date hereof and prior to the Expiry Date, and provided that any Warrants remain unexercised, there shall be:

1.                                       a reclassification of the Issuer’s common shares, a change in the Issuer’s common shares into other shares or securities, a subdivision or consolidation of the Issuer’s common shares into a greater or lesser number of common shares, a share dividend or any other capital reorganization, or

2.                                       a consolidation, amalgamation, merger, plan of arrangement or other corporate reorganization of the Issuer with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification or additional issuances of the Issuer’s outstanding common shares or a change of the Issuer’s common shares into other shares or securities,

(any of such events being called a “Capital Reorganization”) any Holders who shall thereafter exercise their right to acquire Shares pursuant to this Warrant shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Shares to which such Holder was theretofore entitled to acquire upon such exercise, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon exercise of this Warrant. No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event.

If determined appropriate by the Issuer acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustment made by and approved by the directors of the Issuer shall for all purposes be conclusively deemed to be an appropriate adjustment.

The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein. No adjustment shall be made in the number or kind of Shares or other securities which may be acquired on the exercise of a Warrant unless it would result in a change of at least one-tenth of a Share or other security. Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Issuer at its sole discretion (who may be the Issuer’s auditors) and any such determination shall be binding upon the Issuer and the Holder.

In case the Issuer, after the date hereof, shall take any action affecting any securities of the Issuer, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares or other securities which shall be issuable on the exercise of the Warrants shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained. Failure by the directors to take any action to provide for such an adjustment prior to the effective date of any action by the Issuer which affects any securities of the Issuer shall be evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

Notwithstanding any adjustments provided for herein or otherwise, the Issuer shall not be required, upon the exercise of any Warrants, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated. To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities. The Holder shall be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Issuer shall not be required to make any payment if for less than $10.

Miscellaneous Provisions

Any delivery or surrender of documents shall be valid and effective if delivered personally or if sent by registered letter, postage prepaid. Any notice shall be valid and effective if made in writing and transmitted as aforementioned or if transmitted by electronic facsimile tested for reception prior to use, addressed to:

if to the Issuer,

Logan Resources Ltd.
c/o Suite 720 - 475 Howe Street
Vancouver, BC,  V6C 2B3
Facsimile:                                            604.689-0288

and shall be deemed to have been effectively given, made and received on the date of personal delivery, if delivered; or on the fourth business day after the time of mailing or upon actual receipt, whichever is sooner, if sent by registered letter; or on the first business day after the time of facsimile transmission, if sent by facsimile. In the case of a disruption in postal services, any delivery, surrender of documents or notice sent by mail shall not be deemed to have been effectively given, made or received until it is actually delivered. The Issuer and the Holder may from time to time change their address for service hereunder by notice in writing delivered in one of the foregoing manners.

Except as herein provided, any and all of the rights conferred upon the Holder herein may be enforced by the Holder through appropriate legal proceedings. No recourse under or upon any covenant, obligation or agreement herein contained shall be had against any shareholder, officer or director of the Issuer, either directly or through the Issuer, it being expressly agreed and declared that the obligations under the Warrants represented by this Warrant Certificate are solely corporate obligations of the Issuer and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or directors of the Issuer in respect thereof, and that any and all rights and claims against every such shareholder, officer or director are expressly waived as a condition of and as a consideration for the issue of the Warrants represented by this Warrant Certificate.

This Warrant shall be governed in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of British Columbia in the event of any dispute hereunder. Time shall be of the essence hereof.

IN WITNESS WHEREOF the Issuer has caused this Warrant Certificate to be signed by its duly authorized officer as of the 1st day of February, 2005.

LOGAN RESOURCES LTD.

By:	/s/ Seamus Young
Authorized Signatory

No. 01/05-01

SCHEDULE “A”

SUBSCRIPTION FORM

To:	Computershare Trust Company of Canada (the “Warrant Agent”)

2nd Floor, 510 Burrard Street
Vancouver, BC V6C 3B9

Facsimile: 604.661.9549

The Undersigned, being the registered holder of the enclosed Warrant Certificate issued by the Issuer, does hereby irrevocably exercise _________________ of the Warrants evidenced thereby in accordance with the terms thereof, and accordingly hereby irrevocably subscribes for the common shares (the “Shares”) of the Issuer to be received thereon for an aggregate exercise price of $_____________ and irrevocably surrenders the Warrant Certificate to the Issuer for such purpose. The Undersigned hereby irrevocably directs that the Shares to be received by the Undersigned be registered as follows:

Name in Full	Address	No. of Common Shares
1.

2.

3.

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OR PERSONS OTHER THAN THE UNDERSIGNED REGISTERED HOLDER, THE SIGNATURE OF THE UNDERSIGNED MUST BE MEDALLION GUARANTEED AND IT MUST PAY TO THE ISSUER ALL APPLICABLE TAXES AND OTHER DUTIES.

Dated the _________ day of ______________, 200__.

WITNESSED in the presence of

Signature of Witness thereof [Please note Instruction 2]	Signature of registered holder of Signatory

Name	If applicable, print Name and Office of

Address
Print Name of registered holder as on

Occupation	Street Address

City, Province and Postal Code

INSTRUCTIONS:

1.                                       The registered holder of a Warrant may exercise its right to convert the Warrant into Shares by completing and surrendering this Subscription Form and the ORIGINAL Warrant Certificate representing the Warrants being converted to the Issuer, together with a certified cheque or money order to the Issuer in the aggregate amount of the exercise price, as provided for in the Warrant Certificate. Certificates representing the Shares to be acquired on exercise will be sent by prepaid ordinary mail to the address(es) above within ten business days after the receipt of the aggregate amount of the exercise price and all required documentation.

2.                                       If this Subscription Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant to be converted:  (i) the signature of the registered holder on this Subscription Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and (ii) the registered holder must pay to the Issuer all applicable taxes and other duties.

3.                                       If this Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any other person acting in a fiduciary or representative capacity, this Subscription Form must be accompanied by evidence of authority to sign satisfactory to the Issuer.